CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm in the Registration Statement on Form N-1A of The Japan Fund, Inc. and to the use of our report dated January 27, 2006 on The Japan Fund Inc.'s financial statements and financial highlights as of and for the year ended December 31, 2005. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.





BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
APRIL 27, 2006